Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 14, 2013, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Mattersight Corporation and Subsidiaries on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Mattersight Corporation on Forms S-3 (File Nos. 333-70078 effective September 25, 2011, 333-100051 effective September 24, 2002, 333-138509 effective November 8, 2006, 333-152832 effective August 7, 2008 and 333-180153 effective May 18, 2012) and Forms S-8 (File Nos. 333-96473 effective February 9, 2000, 333-30374 effective February 14, 2000, 333-42284 effective July 26, 2000, 333-68530 effective August 28, 2001, 333-68540 effective August 28, 2001, 333-101031 effective November 6, 2002, 333-143114 effective May 21, 2007, 333-150671 effective May 6, 2008, and 333-172187 effective February 11, 2011).

/s/ GRANT THORNTON LLP

Chicago, Illinois

March 14, 2013